Exhibit 99.1

Hi-Tech Pharmacal Reports Sales of $58.5 million for the Fourth Quarter Ended April 30, 2013

AMITYVILLE, N.Y – July 9, 2013 – Hi-Tech Pharmacal Co., Inc. (NASDAQ: HITK) today reported results for the fourth quarter and year ended April 30, 2013.

•	Net sales of $58.5 million for the fourth quarter compared to $61.3 million for the same prior year period

•	GAAP loss of $4.6 million or $0.34 per diluted share for the fourth quarter

•	Adjusted non-GAAP net income of $6.9 million or $0.50 per diluted share for the fourth quarter

•	Net sales of $232.4 million for the fiscal year compared to $230.0 million for the same prior year period

•	GAAP income of $16.3 million or $1.19 per diluted share for the fiscal year

•	Adjusted non-GAAP net income of $31.0 million or $2.28 per diluted share for the fiscal year

	Fourth Quarter		Fiscal Year
	2013	2012	2013	2012
Net sales	$58,473,000	$61,292,000	$232,384,000	$230,003,000
GAAP net income	$(4,617,000)	$9,989,000	$16,251,000	$48,351,000
Adjusted non-GAAP net income	$6,868,000	$11,033,000	$31,049,000	$51,796,000
GAAP Diluted EPS	$(0.34)	$0.73	$1.19	$3.59
Adjusted non-GAAP Diluted EPS	$0.50	$0.81	$2.28	$3.85

 (see Table I for reconciliation to GAAP numbers)

Fourth Quarter Results

For the three months ended April 30, 2013, the Company reported net sales of $58,473,000, a decrease of 5% from $61,292,000 for the same period last year.

During the quarter ended April 30, 2013, net sales of generic pharmaceutical products were $48,906,000, a decrease of 7% compared to $52,699,000 for the same fiscal 2012 period. The primary reason for the change was a decrease in sales of Fluticasone Propionate nasal spray. Sales of Fluticasone Propionate nasal spray totaled $19,600,000, down from $28,400,000 in the same fiscal 2012 period due to lower average prices. New product launches such as Nystatin oral suspension, Lidocaine 5% ointment, Levetiracetam oral solution, and Paregoric partially offset this decline in sales.

Sales for the Health Care Products division (“HCP”), which markets the Company’s branded OTC products, decreased 7% to $4,912,000 for the three months ended April 30, 2013 compared to $5,265,000 for the same fiscal period in the prior year. The decrease was primarily due to lower sales of Diabetic Tussin® which was partially offset by an increase in sales of MagOx®.

Sales for ECR Pharmaceuticals (“ECR”), which markets the Company’s branded prescription products, were $4,655,000 for the three months ended April 30, 2013, up 40% from $3,328,000 for the same period in the prior year. The increase was due to increased sales of TussiCaps®, which was acquired in fiscal 2012. Higher sales of Bupap® also contributed to this increase in ECR sales for the quarter.

Cost of goods sold increased to $31,182,000 for the three months ended April 30, 2013 from $29,461,000, and increased as a percentage of sales to 53% from 48% of sales. The increase in cost of goods sold as a percentage of net sales is primarily due to pricing declines for Fluticasone Propionate nasal spray. This trend was partially offset by launches of new generic products with above average margins and increased sales of higher margin products in the ECR subsidiary.

Selling, general and administrative expenses increased to $14,700,000 from $13,731,000, a 7% increase compared to the same fiscal 2012 period. The increase was primarily due to additional selling and marketing expenses in the ECR subsidiary. As a percentage of sales, SG&A increased to 25% from 23% for the three months ended April 30, 2013.

Amortization expense for the quarter ended April 30, 2013 was $1,606,000, a slight decrease from $1,618,000 for the comparable fiscal 2012 period.

For the three months ended April 30, 2013, Research and Development costs increased by 5% to $3,552,000 from $3,372,000 for the comparable fiscal 2012 period as a result of increased spending on internal projects for the generic division, which include five projects that require clinical trials. Clinical trials for two of these projects were ongoing during the quarter.

In the fourth quarter of 2013, the Company established a $15,500,000 settlement and loss contingency accrual to cover potential settlement or other outcomes in connection with the investigation by the Texas Health and Human Services Commission relating to the submission of price information. Additionally, the Company established a $700,000 accrual for the settlement of a class action lawsuit relating to the advertising of Nasal Ease®.

The Company reported adjusted non-GAAP quarterly net income of $6,868,000 or $0.50 per fully diluted share for the three months ended April 30, 2013, compared to adjusted non-GAAP net income of $11,033,000 or $0.81 per fully diluted share for the same period in the prior year.

Full Year Results

For the fiscal year ended April 30, 2013, the Company reported net sales of $232,384,000, an increase of 1% from $230,003,000 for the same period last year.

Sales of generic pharmaceutical products were $196,262,000, a decrease of 1% compared to $197,877,000 for the prior year. The decrease was primarily due to pricing declines of Fluticasone Propionate nasal spray. Sales of Fluticasone Propionate nasal spray decreased to $86,100,000 for the current fiscal year versus $99,400,000 in the previous fiscal year as the Company sold more units at a lower average price. The Company benefited from recent product launches such as Nystatin oral suspension, Lidocaine 5% ointment, Levetiracetam oral solution, and Paregoric which helped offset lower sales of Fluticasone.

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Sales for the HCP division, which markets the Company’s branded OTC products, increased 3% to $17,700,000 for the fiscal year ended April 30, 2013 compared to $17,234,000 for the prior year. Stronger sales of Mag-Ox® led the increase in addition to sales of Sinus Buster®, which was acquired in the prior year.

ECR, which markets the Company’s branded prescription products, contributed $18,422,000 in sales for the full fiscal year, up 24% from $14,892,000 for the fiscal year ended April 30, 2012. The increase was due to higher sales of TussiCaps®, which was acquired in fiscal 2012. Increased sales of Bupap® and DexPak® also contributed to this increase in ECR sales for the fiscal year.

Cost of goods sold as a percentage of sales was 50% for the year ended April 30, 2013 compared to 44% for the year ended April 30, 2012. Pricing declines for Fluticasone Propionate nasal spray were partially offset by launches of new generic products with above average margins as well as increased sales in the higher margin ECR subsidiary.

Selling, general and administrative expenses increased to $53,575,000 from $44,698,000 primarily due to an increase of $4,428,000 in selling, marketing and severance costs at the ECR subsidiary as the Company restructured its sales organization. Additionally, advertising expense increased to $10,603,000 in fiscal 2013 from $8,864,000 in fiscal 2012 primarily to support the re-launch of Nasal Ease® and the newly acquired Sinus Buster® brand in the HCP division.

Amortization expense increased to $6,742,000 from $5,341,000, a 26% increase compared to the same fiscal 2012 period. The increase was due to intangible asset purchases over the last fiscal year which includes TussiCaps® and Sinus Buster®.

Research and Development costs increased by 41% to $17,331,000 from $12,256,000 as the Company increased spending on internal projects for the generic division. Additionally, the Company increased expenditures on five projects requiring clinical trials, four of which it has undertaken with partners. Clinical trials for three of these projects were ongoing during the year.

Royalty income decreased to $1,789,000 from $3,000,000 primarily because royalties on sales of certain divested products came to an end in June 2012.

In the fourth quarter of 2013, the Company established a $15,500,000 settlement and loss contingency accrual to cover potential settlement or other outcomes in connection with the investigation by the Texas Health and Human Services Commission relating to the submission of price information. Additionally, the Company established a $700,000 accrual for the settlement of a class action lawsuit relating to the advertising of Nasal Ease®.

Adjusted non-GAAP net income decreased to $31,049,000 or $2.28 per fully diluted share in fiscal 2013 compared to adjusted non-GAAP net income of $51,796,000 or $3.85 per fully diluted share for the prior year.

David Seltzer, President and CEO, commented: “The Company showed growth while facing several challenges along the way. Pricing of Fluticasone Nasal Spray, our best selling product saw steeper price declines than we expected throughout the fiscal year. However we continue to reduce our costs to partially offset this pricing decline. In addition, we had some one-time expenses associated with restructuring the ECR sales force under new leadership of Dr. Cameron Durrant. In our Health Care Products division, we spent more heavily on advertising to promote consumer products Nasal Ease® and Sinus Buster®, which we acquired last year. We believe that the investment we made in each of our branded divisions will enable them to grow and become more profitable. The increase in research and development spending in our generic division enabled us to build a pipeline of products developed in house and some recently licensed products which will drive our future growth.”

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Non-GAAP Financial Measures

The Company is disclosing non-GAAP financial measures when providing financial results. Primarily due to settlements and loss contingency accruals, the Company believes that an evaluation of its ongoing operations (and comparisons of its current operations with historical and future operations) would be difficult if the disclosure of its financial results were limited to financial measures prepared only in accordance with accounting principles generally accepted in the U.S. (“GAAP”). In addition to disclosing its financial results determined in accordance with GAAP, the Company is disclosing certain non-GAAP results that exclude items such as amortization expense and other costs related to settlements and loss contingency accruals in order to supplement investors' and other readers' understanding and assessment of the Company's financial performance, because the Company's management uses these measures internally for forecasting, budgeting and measuring its operating performance. Whenever the Company uses such a non-GAAP measure, it will provide a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors and other readers are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP measures to their most closely applicable GAAP measure set forth below and should consider non-GAAP measures only as a supplement to, not as a substitute for or as a superior measure to, measures of financial performance prepared in accordance with GAAP.

Conference Call Information

The Company will hold a conference call to discuss its financial results today, July 9, 2013, at 10 a.m. Eastern Time.

To access the conference call, dial toll free 877-280-4953, or 857-244-7310 for international callers, five minutes before the conference. The passcode of the conference call is 15156675.

A replay of the conference call will be available after 12:00 p.m. on July 9, 2013, for one week by calling toll free 888-286-8010, or 617-801-6888 for international callers. The passcode for the replay is 38645450. Additionally, the conference call will be available on the Hi-Tech Pharmacal Investor Relations web page at www.hitechpharm.com.

Other Information

The following table shows Hi-Tech’s current R&D pipeline:

(Dollars in Billions)

	Hi-Tech		Partnered		Total
Products	#	Market	#	Market	#	Market
At FDA	14	$1.0	4	$1.6	18	$2.6
Development	21	$2.5	4	$1.4	25	$3.9

The pipeline includes sterile ophthalmic products, controlled substances, topicals, oral solutions and suspensions and solid dosage forms.

Hi-Tech is a specialty pharmaceutical company developing, manufacturing and marketing generic and branded prescription and OTC products. The Company specializes in difficult to manufacture liquid and semi-solid dosage forms and produces a range of sterile ophthalmic, otic and inhalation products. The Company’s Health Care Products division is a leading developer and marketer of OTC products for the diabetes marketplace. Hi-Tech’s ECR Pharmaceuticals subsidiary markets branded prescription products.

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This press release contains certain future projections and forward-looking statements (statements which are not historical facts) with respect to the anticipated future performance of Hi-Tech made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such future projections and forward-looking statements are not assurances, promises or guarantees and investors are cautioned that all future projections and forward-looking statements involve significant business, economic and competitive risks and uncertainties, many of which are beyond Hi-Tech's ability to control or estimate precisely, including, but not limited to, the impact of competitive products and pricing, product demand and market acceptance, new product development, the regulatory environment, including without limitation, reliance on key strategic alliances, availability of raw materials, fluctuations in operating results, loss of customers or employees, the possibility that legal proceedings may be instituted against Hi-Tech and other results and other risks detailed from time to time in Hi-Tech’s filings with the Securities and Exchange Commission. The actual results will vary from the projected results and such variations may be material. These statements are based on management's current expectations and assumptions concerning the future performance of Hi-Tech and are naturally subject to uncertainty and changes in circumstances. No representations or warranties are made as to the accuracy or completeness of any of the information contained herein, including, but not limited to, any assumptions or projections contained herein or forward-looking statements based thereon. We caution you not to place undue reliance upon any such forward-looking statements which speak only as of the date made, except to the extent specifically dated as of an earlier date. Hi-Tech is under no obligation, and expressly disclaims any such obligation, to update, alter or correct any inaccuracies herein, whether as a result of new information, future events or otherwise.

Contact Information: Hi-Tech Pharmacal Co., Inc.

William Peters, CFO

(631) 789-8228

	Fiscal Year Ended April 30,		Three Months Ended April 30,
	2013	2012	2013	2012
Net sales	$232,384,000	$230,003,000	$58,473,000	$61,292,000
Cost of goods sold	117,304,000	100,804,000	31,182,000	29,461,000
Gross profit	115,080,000	129,199,000	27,291,000	31,831,000
Costs and expenses:
Selling, general and administrative expense	53,575,000	44,698,000	14,700,000	13,731,000
Amortization expense	6,742,000	5,341,000	1,606,000	1,618,000
Research and product development costs	17,331,000	12,256,000	3,552,000	3,372,000
Royalty income	(1,789,000)	(3,000,000)	(386,000)	(707,000)
Contract research (income)	(102,000)	(428,000)	(100,000)	(202,000)
Settlements and loss contingencies	16,200,000	—	16,200,000	—
Interest expense	541,000	410,000	100,000	163,000
Interest (income) and other	(291,000)	(887,000)	(108,000)	(191,000)
Total	$92,207,000	$58,390,000	$35,564,000	$17,784,000
Income (loss) before provision for income taxes	22,873,000	70,809,000	(8,273,000)	14,047,000
Provision for income tax expense (benefit)	6,622,000	22,458,000	(3,656,000)	4,058,000
Net income (loss)	$16,251,000	$48,351,000	$(4,617,000)	$9,989,000
Basic earnings (loss) per share	$1.22	$3.75	$(0.34)	$0.77
Diluted earnings (loss) per share	$1.19	$3.59	$(0.34)	$0.73
Weighted average common shares outstanding, basic	13,302,000	12,878,000	13,571,000	13,049,000
Effect of potential common shares	345,000	573,000	—	629,000
Weighted average common shares outstanding, diluted	13,647,000	13,451,000	13,571,000	13,678,000

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Table I

Hi-Tech Pharmacal Co., Inc.

Reconciliation of Non-GAAP Measures

	Three Months Ended April 30,
	2013				2012
	GAAP	Non-GAAP Adjustments		Non-GAAP As Adjusted	GAAP	Non-GAAP Adjustments		Non-GAAP As Adjusted
Net sales	$58,473,000	$—		$58,473,000	$61,292,000	$—		$61,292,000
Cost of goods sold	31,182,000	—		31,182,000	29,461,000	—		29,461,000
Gross profit	27,291,000	—		27,291,000	31,831,000	—		31,831,000
Costs and expenses:
Selling, general and administrative expense	14,700,000	—		14,700,000	13,731,000	—		13,731,000
Amortization expense	1,606,000	1,606,000	(a)	—	1,618,000	1,618,000	(a)	—
Research and product development costs	3,552,000	—		3,552,000	3,372,000	—		3,372,000
Royalty income	(386,000)	—		(386,000)	(707,000)	—		(707,000)
Contract research (income)	(100,000)	—		(100,000)	(202,000)	—		(202,000)
Settlements and loss contingencies	16,200,000	16,200,000	(b)	—	—	—		—
Interest expense	100,000	—		100,000	163,000	—		163,000
Interest (income) and other	(108,000)	—		(108,000)	(191,000)	—		(191,000)
Total	$35,564,000	$17,806,000		$17,758,000	$17,784,000	$1,618,000		$16,166,000
Income (loss) before provision for income taxes	(8,273,000)	(17,806,000)		9,533,000	14,047,000	(1,618,000)		15,665,000
Provision for income tax expense (benefit)	(3,656,000)	(6,321,000	)(c)	2,665,000	4,058,000	(574,000	)(c)	4,632,000
Net income (loss)	$(4,617,000)	$(11,485,000)		$6,868,000	$9,989,000	$(1,044,000)		$11,033,000
Basic earnings (loss) per share	$(0.34)			$0.51	$0.77			$0.85
Diluted earnings (loss) per share	$(0.34)			$0.50	$0.73			$0.81
Weighted average common shares outstanding, basic	13,571,000			13,571,000	13,049,000			13,049,000
Effect of potential common shares	—			183,000	629,000			629,000
Weighted average common shares outstanding, diluted	13,571,000			13,754,000	13,678,000			13,678,000

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	Fiscal Year Ended April 30,
	2013				2012
	GAAP	Non-GAAP Adjustments		Non-GAAP As Adjusted	GAAP	Non-GAAP Adjustments		Non-GAAP As Adjusted
Net sales	$232,384,000	$—		$232,384,000	$230,003,000	$—		$230,003,000
Cost of goods sold	117,304,000	—		117,304,000	100,804,000	—		100,804,000
Gross profit	115,080,000	—		115,080,000	129,199,000	—		129,199,000
Costs and expenses:
Selling, general and administrative expense	53,575,000	—		53,575,000	44,698,000	—		44,698,000
Amortization expense	6,742,000	6,742,000	(a)	—	5,341,000	5,341,000	(a)	—
Research and product development costs	17,331,000	—		17,331,000	12,256,000	—		12,256,000
Royalty income	(1,789,000)	—		(1,789,000)	(3,000,000)	—		(3,000,000)
Contract research (income)	(102,000)	—		(102,000)	(428,000)	—		(428,000)
Settlements and loss contingencies	16,200,000	16,200,000	(b)	—	—	—		—
Interest expense	541,000	—		541,000	410,000	—		410,000
Interest (income) and other	(291,000)	—		(291,000)	(887,000)	—		(887,000)
Total	$92,207,000	$22,942,000		$69,265,000	$58,390,000	$5,341,000		$53,049,000
Income (loss) before provision for income taxes	22,873,000	(22,942,000)		45,815,000	70,809,000	(5,341,000)		76,150,000
Provision for income tax expense (benefit)	6,622,000	(8,144,000	)(c)	14,766,000	22,458,000	(1,896,000	)(c)	24,354,000
Net income (loss)	$16,251,000	$(14,798,000)		$31,049,000	$48,351,000	$(3,445,000)		$51,796,000
Basic earnings per share	$1.22			$2.33	$3.75			$4.02
Diluted earnings per share	$1.19			$2.28	$3.59			$3.85
Weighted average common shares outstanding, basic	13,302,000			13,302,000	12,878,000			12,878,000
Effect of potential common shares	345,000			345,000	573,000			573,000
Weighted average common shares outstanding, diluted	13,647,000			13,647,000	13,451,000			13,451,000

(a)	Amortization expense
(b)	Net charge related to settlements and loss contingencies
(c)	Total tax effect for non-GAAP pre-tax adjustments measured at enacted statutory rates

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